Exhibit 10.13

Appendix 3



                             No.: 20062302300010008



                        LOAN CONTRACT OF CURRENT CAPITAL



                     AGRICULTURAL DEVELOPMENT BANK OF CHINA

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Borrower (full name): Heilong Jiang Flying Crane Dairy Co., Ltd

License no.: qiduheiqizongzi no. 000352

Legal representative (principal): Leng Youbin

Domicile (address): Qingxiang Street, Kedong Town, Kedong County

Post code: 164800

Bank and account number: Keshang branch of Construction Bank of China, 23001627950060500102

Telephone and fax: 0452-4312257

Loaner (full name): Kedong County branch of Agricultural Development Bank of
China

Legal representative (principal): Wang Jinhui

Domicile (address): Dongzhen Garden Residence Area, Kedong County

Post code: 164800

Telephone and fax: 0452-4329433

The borrower applies loan from the loaner, and the loaner agrees to grant loan to the borrower. According to relative national laws and regulations, the borrower and loaner reach the agreement after equal negotiation and conclude the contract.


1 Type of the loan

The loan under the contract is other current fund loan for leading enterprise in agriculture industrialization.

2 Purpose of the loan

Purpose of the loan under the contract is purchase of fresh milk and whey powder. Without the permission of loaner, the borrower cannot change the purpose of the loan in the contract.

3 Sum of the loan

The sum of the loan under the contract is RMB (in capital character) thirty million Yuan (decimal RMB 30,000,000) (when the capital characters and decimal digits are not consistent, the capital characters should be considered as standard, the same below).

4 Loan term

The term of the loan under the contract is twelve months from July 27 2006 to July 26 2007. The starting date of actual loan term is counted from the date of borrower's first time drawing fund. And the actual drawing date and time of termination are taken the date in the loan certificate as standard.

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5 Interest rate, penalty interest rate, interest calculation and interest settlement

The loan interest rate under the contract is annual rate, and the interest rate is the following item 5.1.1.

5.1.1 The loan interest of six months to one year (including one year) issued by People's Bank of China is 5.85%.

5.1.2 ___ (Go up/float downward) % under the loan interest rate of issued by People's Bank of China, and the interest rate is .

5.1.3 ___ (Up regulate/Down regulate) % under the loan interest rate of issued by People's Bank of China.

5.2 The load rate of this contract will be implemented according to item

5.2.1 When the fiducial rate of china people bank is adjusted.

5.2.1 Fixed rate, it keeps invariability still during the loan tern.

5.2.2 Adjusting according to the change and rate charged by stage.

5.2.3 Rate charged by stage from the actual drawing day calculated by month.

5.3 The punish rate of load is according to year rate, include:

5.3.1 The punishing rate of overdue loads is according to the load rates of the contract with additional 30%.

5.3.2 The punishing rate of loads not used for the specified purpose is according to the load rates of the contract with additional 50%.

5.4 The load rate of this contract will be implemented according to item 5.4.2 when the fiducial rate of china people bank is adjusted.

Without adjustment

5.4.2 Adjusting according to the change and rate charged by stage.

The borrower did not use the loads for the specified purpose meanwhile it is overdue, then the punishing rate is according to the higher one.

Interest calculation and settlement

5.6.1 The rate of this contract is calculating from the drawing day by date, and charging according to the actual days and load rate of this contract.

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5.6.2 Compound interest will be charged when the borrower can afford the interest during the loan term.

5.6.3 Compound interest will be charged according to the punishing rate when the borrower can afford the interest, and if the borrower did not use the loads for the specified purpose meanwhile it is overdue.

5.6.4 The interest settlement is charged by month, and the charging date is twentieth of each month.

5.6.5The loaner has the right to calculate interest according to the adjusted lending rate, punishing rate without notifying the borrower when the rate of china people bank is adjusted and this is suitable for the loans of the contract.

6. Drawing

The following premising conditions should be met before the borrower wants to drawing, if not, the loaner has right to refuse the drawing application from the borrower.

6.1.1 the approval, register, consignation and other procedures of contract are transacted according to related law and statute.

6.1.2 if the loans of the contract are assured, then the assuring contract established according to item 8.2 of this contract will be put into effect.

6.1.3 The breach of faith proceeding in this contract does not happen.

6.1.4 Other relevant materials about lenders' loan demand.

6.2 borrowers drawing should follow the promissory date and sum below:

6.2.1 07. 08. 2006, sum (capitalization) 17, 000, 000, 00 Yuan

6.2.2 08. 10. 2006, sum (capitalization) 8, 000, 000, 00 Yuan

6.2.3 08. 28. 2006, sum (capitalization) 5, 000, 000, 00 Yuan

6.2.4 ____________, sum (capitalization)

6.2.5 ____________, sum (capitalization)

6.3 borrowers who can not draw money according to article 6.2 for special reason should put in written application fifteen working days before. And it can be postponed (advance/ postpone) 10 days when lender written agree.

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6.4 If borrower request to cancel all or parts of the sum money that does not draw, should put in written application fifteen working days before the promissory drawing date in this contract. And it can be canceled when lender written agree.

7  pay back money

7.1 borrowers should pay sufficient interest on schedule according to this contract, and pay back the money follow 7.1.1.

7.1.1 The last pay back date should not be later than the date regulate in this contract.

7.1.2 Pay back the principal according to the date and sum below:

7.2.2.1 07. 26. 2007, sum (capitalization)_____(minuscule RMB 30, 000, 000, 00);

7.2.2.2 __________, sum (capitalization)____________(minuscule RMB____________);

7.2.2.3 __________, sum (capitalization)____________(minuscule RMB____________);

7.2.2.4 __________, sum (capitalization)____________(minuscule RMB____________);

7.2.2.5 __________, sum (capitalization)____________(minuscule RMB____________).

7.3 if borrowers want to pay back money ahead the schedule he should put in written application fifteen working days before pay back date, after lender written agree, borrower can pay back parts of or all the money before. If the borrower pays back money before, he should pay back money according to the opposite sequence of the pay back plan.

7.4 borrowers should prepare enough interest or principal in the account opened at lender before the pay back interest or principal date, and authorize the lender drawing the money on the next day of interest pay back day or principal pay back day according to this contract.

8 the borrowing mode in this contract is shown in 8.2:

8.1 credit mode

8.2 hypothecate mode. Hypothecate contract is sign additionally. Hypothecate contract number: 20062302300010008.

9 borrower's rights and obligation

9.1 borrowers have rights to get loan policy and interest policy from the lenders.

9.2 borrowers have rights to draw and use money according to the time limit and use in the contact.

9.3 borrowers have rights to apply loan postpone when accord with lenders demands.

9.4 borrowers have rights to ask the lenders keep secret of the loan, financial, product, and operation condition of the borrowers. But legal regulate contracts with other regulation is preclusive.

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9.5 borrowers should make sure the facticity, veracity, integrality and validity of the materials it provide during loan inspect.

9.6 borrowers should provide actual, integrated, legal and valid financial report forms and relevant documents, information and data. It should accept and cooperate with the lender to inspect and supervise the operation, financial, storing, and loan using condition.

9.7 borrowers should pay back the interests according to the contract.

9.8 During the period of validity, if the borrower name, artificial person, abode, address, telephone number, operation scope, subjection relation, company constitution and internal organization changed, he should written inform the lender in fifteen working days from the change day.

9.9 During the period of validity, if the borrower wants to guarantee for other loan or mortagage his assets to the third, he must inform the lender in written thirty working days before and get permission.

9.10 if lender have important business with other shareholder or other relevant company (include but not limit important shunt-wound purchase and sale contract, rent, raw material supply and financing current), or other important business change, or the shareholder and company have financial crisis, lenders should inform to the borrowers in written immediately.

9.11 During the period of validity, if the lender makes contract, rent, stock change, pool, schism, unite, joint venture, decrease, investment, assets transfer or other important investment that will affect the loan between them, lender should inform borrowers in written thirty working days before, and get permission of the borrower. And carry on the loan pay back and hypothecate responsibility that borrower demand, otherwise lenders could not take the action above.

9.12 if the lender has operation difficulty, financial deteriorates, economy bothers or other lawsuit, arbitrage, criminal and administration punish that will have disadvantageous affect of the finance, or the assets is obtained by other loaners or taken over by appointed assignee, or the assets is detained, congealed, all these may make the borrowers have great losing, lenders must inform the borrowers in written immediately, and take the safeguard measure that all charge in the contract can be paid on time according to borrowers demands.

9.13 During the period of validity, if the borrower has the situation of production stopping, shut outing, logout registration, bankruptcy, borrower should informs the lenders in written immediately, and make sure to pay back the principal and interests immediately , or provide safeguard measure that lender can accept.

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9.14 if the loan is hypothecate mode, once the hypothecate have changes that goes against the creditor's rights, borrower should provide other legal hypothecate that lender accept according to lender's demand.

9.15 The borrower should carry on the lawyer service, insurance, transportation, evaluation, registration, reserving, appraisal, notarization fee of this contract and relevant with hypothecate.

Tenth lenders' rights and obligation

10 The duty and right of loaner

10.1The loaner have the right to check and supervise the borrower`s such conditions as the produce operation conditions, financial affairs, material inventory and the utilization of loan. Besides, they also have right to call for the borrower to provide such related papers, data and information as report of financial accounting period .

10.2 According to the convention of contract, the loaner have the right to draw in such cost payable paid for by borrower as principal of loan, interest, penalized interest, compound interest and other cost from the account of borrower.

10.3 As for such phenomenon as the borrower's escaping the supervising of loaner ,the arrears of principals or other serious breaching of faith behaviors , the loaner have the right to carry out the loaning sanction , to report them to related department or division and even have right to proclaim urging of the payment by press and media .

10.4 According to the convention of contract, the loaner must provide the borrower with full loan on schedule, with the exception of the delay caused by the borrower.

10.5 Unless the special rules noted in the law and code and contract, the loner must keep secret such information and conditions offered by the borrower as the debt, finance, production and operation.

10.6 During the term of validity of contract, if there is some change in the name, habitation ,address of the loaner , they must be inform the borrower in written papers in 15 days after the alternation .

11 Responsibility of default

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11.1 After the contract is taken effect, both the loaner and the borrower should fulfill their responsibility prescript in the contract, any side failing to implement the duty of contract wholly or partly will take responsibility of default.

11.2 If the borrowers don't transact or withdraw the loan, they should pay for penalty fund according to the penalty amount and days as well as the interest rate on borrowings defined in the contract.

11.3 On the premise of the borrower's implement of duty defined in the contract, if the loaner don't transact or provide withdraw the loan in accordance with the rules of contract , they should pay for penalty fund according to the penalty amount and days as well as the interest rate on borrowings defined in the contract.

11.4 If there is a lack of the agreement of loaner in written forms, the borrower pay off the loan under the terms of the contract in advance, they should pay for penalty fund according to the penalty amount and days as well as the interest rate on borrowings defined in the contract.

11.5 If the borrower fail to pay off the loan in the time limit defined in the contract, the loaner have the right to let the borrower pay off it in limit time, and have the right to take the principal and interest of arrears directly from any accounts opened by the borrower. At the same time, as for the prolonged parts of loan, from the prolonged date, interest will be drawn according to the forfeit interest rate, besides, as for the interest failing to pay off on schedule, the compound interest must be drawn according to forfeit interest rate.

11.6 If the borrower fail to make use of the loans according to the utilization defined in the contract , the loaner have the right to stop offering loans and call in loans or terminate contract ahead of time , besides , as for the loans which is used breaching of faith , interest will be drawn according to the forfeit interest rate from the beginning of default date , at the same time , as for the interest failing to pay off on schedule , the compound interest must be drawn according to forfeit interest rate.

11.7 If the browner have one of the following conditions, and after receiving the written notice from the loaner, they must be correct it and take corresponding remedial measure approved be the loaner in 7 days, otherwise, the loaner have the right to stop offering or cancel the loans which are not withdrawn by the borrower, to take back part of or all the loans in advance; as for the loans which can not be taken back, peaty fund will be drawn according to forfeit interest rate by days.

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11.7.1 Provide the loaner with illusory or important fact hidden audit data of loan, or illusory or important fact hidden balance sheet, profit and loss account, and other financial accounting data.

11.7.2 Breach the cause of 9.6 of the ninth item in this contract

11.7.3 Breach the cause of 9.8 of the ninth item in this contract, and the realization of creditor's rights are affected or threatened seriously.

11.7.4 Breach the cause of 9.9 of the ninth item in this contract

11.7.5 Breach the cause of 9.10 of the ninth item in this contract, and the safety of creditor's rights are affected.

11.7.6 In violation of Section 9-11 of this contract, endangering the credit of the creditor;

11.7.7In violation of Section 9-12 of this contract, seriously hindering the realization of the right of the creditor or leading to a possible damage to the creditor;

11.7.8Any acts that might seriously hinder the realization of the right of the creditor or might damage the creditor's right;

11-8 In case if a litigation or an arbitration has to be brought up by the creditor to realize his own rights because of violation of the contract by the borrower all expenses related, like travel expenses, lawyer's fee and other fees should be borne by the borrower.



12 Effect, Revision and Termination of this Contract

12-1 This contract shall come into effect upon the date when it is dully signed and stamped by both the lender and the borrower. If the loan is made against a security it should come into effect when the guarantee contract stipulated in section 8-2 of this contract has come into effect.

12-2 Should the borrower be unable to repay the loan and wish to extend the credit he/she should make an application to the creditor for extension of the loan 10 days ahead of the due date of the loan contract. If the loan has been made against a security the borrower has to submit a written approval from his guarantor for extension of the credit and any other legal security for the loan. When the creditor agrees to make the extension a new loan contract has to be made between the creditor and the borrower.

12-3 In cases of the following the creditor is entitled to terminate this contract and demands repayment of the loan principal together with its due interest ahead of the due date and to demand compensation for loss incurred:

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12-3-1 Breaches of section 9-13;

12-3-2 Breaches of section 9-14;

12-3-3 Failure of 2 months (seasons) in a row or an accumulation of 2 months
      (seasons) to pay interest stipulated by this contract.

12-3-4 Any other serious acts in violation of this contract.

12-4 When this contract has come into effect and unless otherwise stipulated in this contract no party to this contract is entitled to revise or terminate this contract. Should a revision or a termination of this contract be needed the other party should be notified in writing of the intention and a written agreement has to be reached between both parties for the revision or termination.

13 Settlement of Disputes

      Any disputes arising out of execution of this contract should be settled through negotiation between both parties. Should negotiation fail to reach a settlement the disputes should be settled according to stipulations of
      Section 13-1-1.

13-1 To be brought up to the people's court of the place where the creditor resides,

13-2 To be brought up to an arbitration panel at the place to be arbitrated according to the arbitration clauses presently in practice.

13-3 Any terms and conditions not in dispute in this contract shall be of effect in the process of litigation or arbitration.

14 Other terms and conditions stipulated by both parties:


15 Supplementary Rules

15-1 The appendix to this contract forms an indispensable part of this contract and is of the same legal power as the text of this contract.

15-2 Unless otherwise stipulated communications between both parties shall be made and sent to each other in writing form. When telexes and telegrams are sent by the creditor to the borrower or mails delivered to a post office shall be regarded as having reached the borrower.

15-3 Should any date of withdrawal or payment be not a statutory workday during execution of this contact the withdrawal or payment shall be postponed to the next workday.

15-4 This loan contract shall be made in four (4) copies, of which both parties shall keep one each, the Kedong County Real Estate Trading Office and the Kedong County State Land and Resources Bureau shall keep one each, each of which will be equally legal binding.

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16 Special Reminding Notes:

      The creditor has reminded the borrower to make a full and accurate understanding of the connotation and explanation of the terms and conditions and their legal consequence of this loan contract and the creditor has made explanation of the lending terms and conditions of this contract to the borrower. Understanding of this loan contract from both parties is in full agreement.



The Borrower (Official Seal)                      The Lender (Official Seal)

Legal Person Representative (person in charge):   Legal Person Representative
                                                  (person in charge)

Empowered Agent:                                  Empowered Agent:

July 27, 2006                                     July 27, 2007